UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014 (November 3, 2014)

NAVIENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Continental Drive,
Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 6, 2014, Navient Corporation (the “Company”) completed a public offering of $500 million aggregate principal amount of its 5.000% Senior Notes due 2020 and $500 million aggregate principal amount of its 5.875% Senior Notes due 2024 (collectively, the “Notes”).

The offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-197516) filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2014, including a related prospectus and prospectus supplement filed with the SEC on July 18, 2014 and November 5, 2014, respectively.

In connection with the offering of the Notes, the Company entered into an Underwriting Agreement, dated November 3, 2014 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named therein (together, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under the base indenture dated as of July 18, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee, as amended by a first supplemental indenture, dated as of November 6, 2014 (together with the Base Indenture, the “Indenture”).

The Underwriting Agreement, the Indenture, and the respective form of global notes for the offering, are filed as exhibits to this Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Indenture in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01(d)   Financial Statements and Exhibits.

In reviewing the agreements included as exhibits to this report, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit 1.1*	Underwriting Agreement, dated as of November 3, 2014, among Navient Corporation and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives of the Underwriters named therein.

Exhibit 4.1	The Indenture, dated as of 18 July, 2014, between the Company and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 of Navient Corporation’s Form S-3 filed on July 18, 2014).

Exhibit 4.2*	The First Supplemental Indenture, dated as of November 6, 2014, between the Company and The Bank of New York Mellon, as trustee.

Exhibit 4.3*	Form of Note for 5.000% Senior Notes due 2020 (Included as part of Exhibit 4.2 hereto).

Exhibit 4.4*	Form of Note for 5.875% Senior Notes due 2024. (Included as part of Exhibit 4.2 hereto).

Exhibit 5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

Exhibit 23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Included as part of Exhibit 5.1 hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION (REGISTRANT)

Date: November 6, 2014	By:	/s/ Mark L. Heleen
Name: Mark L. Heleen
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1*	Underwriting Agreement, dated as of November 3, 2014, among Navient Corporation and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives of the Underwriters named therein.

Exhibit 4.1	The Indenture, dated as of 18 July, 2014, between the Company and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 of Navient Corporation’s Form S-3 filed on July 18, 2014).

Exhibit 4.2*	The First Supplemental Indenture, dated as of November 6, 2014, between the Company and The Bank of New York Mellon, as trustee.

Exhibit 4.3*	Form of Note for 5.000% Senior Notes due 2020 (Included as part of Exhibit 4.2 hereto).

Exhibit 4.4*	Form of Note for 5.875% Senior Notes due 2024 (Included as part of Exhibit 4.2 hereto).

Exhibit 5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

Exhibit 23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Included as part of Exhibit 5.1 hereto).

*	Filed herewith.